Exhibit 21

List of Subsidiaries

Rollins, Inc.	Delaware
Orkin, LLC	Delaware
Orkin Systems, LLC	Delaware
Orkin S.A de C.V.	Mexico
Orkin Expansion, Inc.	Delaware
PCO Acquisitions, Inc.	Delaware
Orkin Services of California, Inc.	Delaware
Orkin-IFC Properties, LLC	Delaware
Banks Pest Control	California
Rollins Continental, Inc.	New York
Rollins-Western Real Estate Holdings, LLC	Delaware
RCI – King, Inc.	Delaware
Western Industries-North, LLC	Delaware
Western Industries-South, LLC	Delaware
HomeTeam Pest Defense, Inc.	Delaware
The Industrial Fumigant Company, LLC	Illinois
IFC Services of California, Inc.	Delaware
International Food Consultants, LLC	Texas	40.0%
Crane Acquisition, Inc.	Delaware
Waltham Services, LLC	Georgia
TruTech, LLC	Delaware
B. D. D. Pest Control Incorporated	California
Wilco Enterprises, Inc.	Virginia
PermaTreat Pest Control Company, Inc.	Virginia
Rollins Wildlife Services, Inc.	Delaware
Critter Control, Inc.	Michigan
Critter Control Operations, Inc.	Delaware
Northwest Exterminating Co., LLC	Georgia
Jody Millard Pest Control, LLC	Tennessee
Okolona Pest Control, Inc.	Kentucky
Rollins Employee Relief Fund, Inc.	Georgia
Rollins Acceptance Company, LLC	Delaware
King Distribution, Inc.	Delaware
PCO Acquisitions, Inc.	Delaware
Rollins Dutch Holdings C.V.	Netherlands	99.0%
Rollins Investment, LLC	Delaware	1.0%
Rollins Dutch Holdings C.V	Netherlands
Rollins Netherlands B.V.	Netherlands
Orkin Canada Corporation	Nova Scotia
PCO Services Holdings Corporation	Ontario
Critter Control Operations Canada, Inc.	Ontario
Rollins Europe B.V.	Netherlands
Rollins Australia Pty Ltd	Australia
ROL-WA Pty Ltd	Australia
ROL-ADMIN WA Pty Ltd	Australia
ROL-GSN Pty Ltd	Australia
Orkin Australia Pty Ltd	Australia
Statewide Rollins Pty Ltd	Australia
Murray Rollins Pty Ltd	Australia
Rollins Australia Franchising Pty Ltd	Australia
Scientific PM Holdings Pty Ltd	Australia
Scientific Pest Management (Australia/Pacific) Pty Ltd	Australia
Rollins UK Holdings Ltd	United Kingdom
Safeguard Pest Control and Environmental Services Limited	United Kingdom
AMES Group Limited	United Kingdom
Kestrel Pest Control Limited	United Kingdom
Guardian Cleaning Services Ltd	United Kingdom
Guardian Hygiene Services Limited	United Kingdom
Guardian Pest Control Limited	United Kingdom
Baroque (S.W.) Limited	United Kingdom
Aardwolf Pestkare (Singapore) Pte Ltd	Singapore
Rollins Dutch Holdings UK Ltd	England and Wales